                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                            ----------------------

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                            ----------------------

       Date of Report (Date of earliest event reported): June 19, 1996
                                                         -------------

                             EASGTROUP PROPERTIES
       ---------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                                   Maryland
       ---------------------------------------------------------------
                (State or other jurisdiction of incorporation)



               1-7094                               13-2711135
       -------------------------        ---------------------------------
       (Commission File Number)         (IRS Employer Identification No.)


300 One Jackson Place
188 East Capitol Street
P.O. Box 22728
Jackson, Mississippi                                39225-2728
- ----------------------------------------       --------------------
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number (601) 354-3555
                              --------------

- -----------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

                                   FORM 8-K


                             EASTGROUP PROPERTIES


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

    On June 19, 1996, Copley Properties, Inc. ("Copley") merged into EastGroup Properties ("EastGroup or the "Trust"). Under the terms of the merger, shareholders of Copley received .70668 of one share of EastGroup for each share of Copley owned by them, resulting in the issuance by EastGroup of an aggregate of approximately 2,159,000 shares of beneficial interest. Information regarding Copley assets, the principles followed in determining the amount of shares of beneficial interest issued by EastGroup in the merger, and the nature of certain relationships between Copley and EastGroup is contained under the heading "Proposal - The Merger Agreement", which is incorporated herein by reference as contained in EastGroup's Prospectus dated May 14, 1996, which is a part of EastGroup's Registration Statement on Form S-4 (No. 333-01815).

    The unaudited Pro Forma Consolidated Financial Statements that are attached as an Exhibit hereto are based on EastGroup's and Copley's historical financial data as adjusted to give effect to the business combinations involving Mergers between EastGroup and Copley on the basis described in the notes thereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

    (a) Financial Statements of Copley

    The following audited financial statements of Copley are filed herewith:

    COPLEY PROPERTIES, INC.                                     PAGE

    Report of Independent Accountants                             5
    Consolidated Balance Sheets - as of
      December 31, 1995 and 1994                                  6
    Consolidated Statements of Operations and Cumulative
      Deficit - for the years ended December 31, 1995,
      1994 and 1993                                               7
    Consolidated Statements of Cash Flows - for the years
      ended December 31, 1995, 1994 and 1993                      8
    Notes to Consolidated Financial Statements                    9

    The following unaudited financial statements of Copley are filed herewith:

    COPLEY PROPERTIES, INC.                                     PAGE

    Consolidated Balance Sheet (Unaudited)
      as of March 31, 1996                                      21
    Consolidated Statements of Operations and Cumulative
      Deficit (Unaudited) for the three months ended
      March 31, 1996 and 1995                                   22
    Consolidated Statements of Cash Flows (Unaudited)
      for the three months ended March 31, 1996 and 1995        23
    Notes to Consolidated Financial Statements                  24

    (b)  Pro Forma Consolidated Financial Statements.

    Then following unaudited Pro Forma Consolidated Financial
    Statements are filed herewith:

    EASTGROUP PROPERTIES                                       PAGE

    Pro Forma Consolidated Balance Sheet
      (Unaudited) - as of December 31, 1995                     30
    Pro Forma Consolidated Statement of
      Operations (Unaudited) - for the year
      ended December 31, 1995                                   33
    Pro Forma Consolidated Statement of
      Operations (Unaudited) - for the three
      months ended March 31, 1996                               36

    (c)  Exhibits.
         ---------

    The following exhibit is incorporated herein by reference:

    (1) Agreement and Plan of Merger among EastGroup and Copley dated as of February 12, 1996 incorporated by reference to Appendix A of EastGroup's Prospectus dated May 14, 1996, which is a part of EastGroup's Registration Statement on Form S-4 (No. 333-01815). EastGroup agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger.

    The following exhibit is included herein:

    23(a)  Consent of Independent Auditors

                                   FORM 8-K


                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EastGroup Properties
                                        (Registrant)


Dated: July 2, 1996                     By: /s/ Keith McKey
                                           ---------------------------------
                                           N. Keith McKey, CPA
                                           Executive Vice-
                                           President, Chief
                                           Financial Officer,
                                           and Secretary


                                           /s/ Diane W. Hayman
                                           ---------------------------------
                                           Diane W. Hayman, CPA
                                           Controller

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Copley Properties, Inc.:

We have audited the accompanying consolidated balance sheets of Copley Properties, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related statements of operations and cumulative deficit and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Copley Properties, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
March 15, 1996

                            COPLEY PROPERTIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                          DECEMBER 31,
                                                                  -----------------------------
                                                                      1995             1994
                                                                  ------------     ------------
ASSETS
Real estate investments (Notes 3 and 4):
  Property, net.................................................  $ 72,396,765     $ 88,640,489
  Joint ventures................................................            --        1,037,178
  Investment in tenancies-in-common.............................     2,310,781               --
  Loans to joint ventures.......................................            --        4,859,903
  Ground lease..................................................            --        1,187,000
  Notes receivable..............................................       895,963        1,000,966
  Other.........................................................            --          681,356
                                                                  ------------     ------------
          Total real estate investments.........................    75,603,509       97,406,892
Cash and cash equivalents.......................................     5,716,300        1,491,554
Deferred financing costs (Note 10)..............................            --          486,366
Other assets....................................................       197,448               --
                                                                  ------------     ------------
          Total assets..........................................  $ 81,517,257     $ 99,384,812
                                                                  ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
  Losses of joint ventures in excess of investment..............  $         --     $  3,261,463
  Accounts payable and other liabilities........................       544,045          436,478
  Accrued management advisory fees (Notes 9 and 14).............     2,573,917        2,491,445
  Line of credit borrowings.....................................            --        3,500,000
  Mortgage notes payable (Notes 2 and 5)........................    39,333,349       49,219,448
                                                                  ------------     ------------
          Total liabilities.....................................    42,451,311       58,908,834
                                                                  ------------     ------------
  Commitments (Note 3)
SHAREHOLDERS' EQUITY (Note 8):
  Common stock, $1.00 par value; authorized 20,000,000 shares;
     issued 4,007,500 shares....................................     4,007,500        4,007,500
  Additional paid-in capital....................................    69,625,444       69,625,444
  Treasury stock; 423,150 shares of common stock, at cost.......    (4,895,726)      (4,895,726)
  Cumulative deficit............................................   (29,671,273)     (28,261,241)
  Class A common stock..........................................             1                1
                                                                  ------------     ------------
          Total shareholders' equity............................    39,065,946       40,475,978
                                                                  ------------     ------------
          Total liabilities and shareholders' equity............  $ 81,517,257     $ 99,384,812
                                                                  ============     ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            COPLEY PROPERTIES, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND CUMULATIVE DEFICIT

                                                              YEAR ENDED DECEMBER 31,
                                                   ----------------------------------------------
                                                       1995             1994             1993
                                                   ------------     ------------     ------------
INVESTMENT ACTIVITY (Notes 2, 3 and 6):
  Property operations, net.......................  $  1,445,701     $  1,452,003     $  1,128,334
  Share of real estate investment earnings
     Operations..................................       748,067          415,742          191,333
     Lease termination charges (Note 6)..........            --       (1,770,471)              --
     Investment valuation allowance..............            --               --         (900,000)
                                                   ------------     ------------     ------------
          Total real estate operations...........     2,193,768           97,274          419,667
  Gain on sales of Properties....................     2,564,478          626,931               --
                                                   ------------     ------------     ------------
          Total real estate activity.............     4,758,246          724,205          419,667
  Interest on short-term investments and cash
     equivalents.................................        39,255           79,975          195,885
                                                   ------------     ------------     ------------
          Total investment activity..............     4,797,501          804,180          615,552
                                                   ------------     ------------     ------------
PORTFOLIO EXPENSES:
  Management advisory fee........................       451,863          714,761          601,535
  General and administrative.....................       371,941          273,974          227,758
  Professional fees (Note 13)....................       898,608          142,149           97,241
  Interest expense...............................       184,562          210,241               --
  Write-off of deferred financing costs (Note
     10).........................................       501,227               --               --
                                                   ------------     ------------     ------------
                                                      2,408,201        1,341,125          926,534
                                                   ------------     ------------     ------------
NET INCOME (LOSS)................................     2,389,300         (536,945)        (310,982)
Common stock dividends...........................    (3,799,332)      (3,369,229)      (2,867,442)
CUMULATIVE DEFICIT:
  Beginning of year..............................   (28,261,241)     (24,355,067)     (21,176,643)
                                                   ------------     ------------     ------------
  End of year....................................  $(29,671,273)    $(28,261,241)    $(24,355,067)
                                                   ============     ============     ============
PER SHARE DATA:
  Net Income (Loss)..............................  $        .67     $       (.15)    $       (.09)
                                                   ============     ============     ============
  Dividends......................................  $       1.06     $        .94     $        .80
                                                   ============     ============     ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            COPLEY PROPERTIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                     --------------------------------------------
                                                         1995            1994            1993
                                                     ------------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................................  $  2,389,300     $  (536,945)    $  (310,982)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Joint venture and tenancy-in-common
       operations..................................      (673,799)       (352,606)         16,832
     Lease termination charges.....................            --       1,770,471              --
     Cash distributions from joint ventures and
       tenancies-in-common.........................       807,255       1,632,460       3,136,357
     Property depreciation and amortization........     3,735,914       3,999,341         810,305
     Write-off of deferred financing costs.........       501,227              --              --
     Gain on sales of Property.....................    (2,564,478)       (626,931)             --
     Investment valuation allowance................            --              --         900,000
     Increase in investment income receivable......            --         (30,365)       (211,559)
     Increase in deferred leasing commissions......      (404,330)       (519,173)        (33,153)
     (Increase) decrease in property working
       capital.....................................      (374,311)       (358,974)        133,263
     Increase in accounts payable and accrued
       management advisory fees....................       109,795         318,478         228,202
     Other, net....................................       (76,137)        (72,683)             --
                                                      -----------      ----------      ----------
          Net cash provided by operating
            activities.............................     3,450,436       5,295,756       4,596,582
                                                      -----------      ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in loans to joint ventures..............        (6,436)       (191,037)        (42,290)
  Reduction of loans to joint ventures.............            --              --         551,895
  Investment in joint ventures.....................       (31,346)       (143,494)     (3,336,120)
  Return of capital from joint ventures............            --              --          25,119
  Investment in Property...........................    (4,553,172)     (3,928,552)     (2,291,721)
  Proceeds from sale of Property...................    22,864,250       1,082,925              --
  Decrease (increase) in short-term investments,
     net...........................................            --       1,967,451        (979,408)
  Increase in other assets.........................      (280,570)             --              --
  Decrease in notes receivable.....................       109,426       2,444,619              --
                                                      -----------      ----------      ----------
          Net cash provided by (used in) investing
            activities.............................    18,102,152       1,231,912      (6,072,525)
                                                      -----------      ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in line of credit borrowings,
     net...........................................    (3,500,000)      3,500,000              --
  Proceeds from third-party mortgage note..........     3,250,000              --              --
  Principal payments on mortgage notes.............   (13,136,099)     (6,801,089)             --
  Dividends paid...................................    (3,799,332)     (3,369,229)     (2,867,442)
  Financing costs..................................      (142,411)       (267,586)             --
                                                      -----------      ----------      ----------
          Net cash used in financing activities....   (17,327,842)     (6,937,904)     (2,867,442)
                                                      -----------      ----------      ----------
  Net increase (decrease) in cash and cash
     equivalents...................................     4,224,746        (410,236)     (4,343,385)
CASH AND CASH EQUIVALENTS:
     Beginning of year.............................     1,491,554       1,901,790       6,245,175
                                                      -----------      ----------      ----------
     End of year...................................  $  5,716,300     $ 1,491,554     $ 1,901,790
                                                      -----------      ----------      ----------
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for interest........  $  4,827,630     $ 4,784,473     $   358,177
                                                      ===========      ==========      ==========
NONCASH INVESTING AND FINANCING ACTIVITIES (NOTES 3 AND 12)

  The accompanying notes are an integral part of these consolidated financial statements.

                            COPLEY PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1  ORGANIZATION AND BUSINESS

     Copley Properties, Inc. (the Company), a Delaware corporation, was incorporated in May 1985 and operates as a qualified real estate investment trust under applicable provisions of the Internal Revenue Code of 1986, as amended. The Company acquires, develops, operates and owns industrial real estate. The Company currently owns and operates, either directly or through tenancy-in-common arrangements, 15 properties totaling over 2.5 million square feet of net rentable area. Copley Real Estate Advisors, Inc. (the Advisor) provides investment management and administrative services to the Company. The Advisor is an indirect wholly owned subsidiary of New England Investment Companies, L.P. (NEIC), a publicly traded limited partnership. New England Mutual Life Insurance Company is the principal unitholder of NEIC.

     As described in Note 14, in February 1996, the Company entered into an Agreement and Plan of Merger, under which the Company will be merged into EastGroup Properties.

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its consolidated joint ventures as of and subsequent to the date on which the Company acquired a controlling ownership interest therein. The Company has several tenancies-in-common, and previously had several other joint ventures, which are presented in these financial statements using the equity method, since control of the business is shared with the respective co-tenant. All interentity balances and transactions have been eliminated.

     Under circumstances arising from the inability of certain of its venture partners to perform under joint venture agreements, the Company assumed control over the respective businesses. Upon restructuring, these investments have been classified as Properties in the consolidated balance sheets and any third-party mortgage financing is separately presented, and operating revenues and expenses are separately classified in property operations. Prior to restructuring, the real estate assets and third-party mortgage loans of joint ventures are considered in the investment balances and operating results are reported as share of investment earnings. The restructuring transactions do not affect the Company's net income (loss) or shareholders' equity.

  Property

     Property includes land and buildings wholly owned by the Company or owned by consolidated joint ventures. These investments are referred to herein as "Properties" and are stated at cost less accumulated depreciation. The Company's cost of a Property previously owned by a joint venture equals the Company's carrying value of the prior investment on the conversion date. It is the Company's policy to estimate the remaining useful life of real estate assets at the conversion date. This balance sheet caption also includes deferred leasing costs, incidental working capital items related to Properties, and the minority interest related to a consolidated joint venture.

  Tenancies-in-Common, Joint Ventures and Secured Loans

     The Company accounts for its investments in unconsolidated tenancies-in-common using the equity method, under which the cost of the investment is adjusted by the Company's share of the respective tenancy-in-common's results of operations and reduced by certain cash distributions received.

     The Company has had investments in unconsolidated joint ventures which were also accounted for using the equity method as described above. In addition, the Company made loans to joint ventures in which the Company had an ownership interest.

                            COPLEY PROPERTIES, INC.

     Share of real estate investment earnings (losses) in the accompanying consolidated statements of operations includes tenancy-in-common and joint venture earnings (losses) allocated to the Company. Allocations of tenancy-in-common earnings (losses) are made in accordance with the ownership interests of the respective co-tenants. Allocations of joint venture earnings (losses) were made to the Company's joint venture partners in accordance with the terms of the respective joint venture agreements as long as they had economic equity in the project. A joint venture partner is determined to have economic equity if the appraised value of the property exceeds the Company's total cash investment plus accrued preferential returns and interest thereon, or if the venture partner is entitled to current operating cash distributions.

  Depreciation and Capitalization

     Maintenance and repair costs are charged to operations as incurred. Significant improvements and renewals are capitalized. Depreciation is computed using the straight-line method based on the estimated useful lives of the buildings and improvements. Leasing and financing costs are also capitalized and amortized over the related agreement terms.

  Rental Revenues

     Rental revenues from certain operating leases with fixed rent increases or rent credits are recognized on a straight-line basis over the terms of the leases. The difference between straight-line rental revenues and cash rents received in accordance with the terms of the leases is recorded as accounts receivable.

  Realizability of Real Estate Investments

     The carrying value of the Company's real estate investments is reduced to net realizable value, if lower. Since the Company's intention is to hold properties for long-term investment, net realizable value is measured by the recoverability of the investment carrying value through expected undiscounted future cash flows, net of the cost of third-party financing associated with the investment. As of December 31, 1995 and 1994, the estimated net realizable value of each real estate investment either exceeded or approximated its carrying value.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of" (SFAS 121), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. As required, the Company will adopt SFAS 121 in the first quarter of 1996. Based upon current circumstances, management believes adoption will not have any effect on the financial position of the Company.

  Cash Equivalents and Short-term Investments

     Cash equivalents and short-term investments are stated at cost, plus accrued interest, which approximates market. Such investments consist primarily of certificates of deposit and commercial paper. The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents; otherwise, they are classified as short-term investments.

  Financial Instruments

     Mortgage notes payable and notes receivable are considered the Company's most significant financial instruments at December 31, 1995. Based on the interest rates on these notes, some of which are variable and

                            COPLEY PROPERTIES, INC.

several of which have recently been negotiated, the fair value of these instruments approximates their carrying values.

  Per Share Computations

     Net income (loss) per share is computed by dividing net income (loss), after deducting any Class A dividends, by the weighted average number of shares outstanding during each year (3,584,350 in 1995, 1994 and 1993).

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain reclassifications have been made to prior year amounts to conform with the 1995 presentation. There is no effect on net income (loss) or cash flow from operations.

3  REAL ESTATE INVESTMENTS

     The Company's real estate investments are either owned in their entirety or jointly through tenancies-in-common or joint ventures. Wholly owned property operations are under the oversight of local management companies. For jointly owned property, the Company's co-tenants or venture partners are responsible for day-to-day operating activities under separate property management agreements, and they are entitled to fees for such services. The joint venture agreements provide for the funding of cash flow deficits by the venture partners in proportion to ownership interests, and for the dilution of ownership interest in cases where a partner does not so contribute. Under the tenancy-in-common agreements, each co-tenant is responsible for funding its proportionate share of cash flow deficits.

     The Company's cash investments in joint ventures are in two forms: a capital contribution generally subject to preferential cash distributions at a specified rate and to priority distributions with respect to sale or refinancing proceeds; and secured, interest-bearing loans to certain ventures. When converted to tenancy-in-common ownership, these loans and the corresponding accrued interest were classified as part of the Company's contribution to the capital of the new entity.

  Acquisitions

     In July 1995, the Company purchased the Kingsview Industrial Center, an 83,000 square foot industrial building located in Carson, California. The total purchase price was approximately $3,000,000.

     The Company purchased an industrial building located in Tempe, Arizona, on March 31, 1994, which is referred to as Broadway Industrial Center. The total purchase price was approximately $2,350,000.

  Sales

     In November 1995, the Company sold its interest in the Peachtree Corners Distribution Center investment for a purchase price of approximately $10,000,000. After payment of selling expenses and the outstanding mortgage loan, the Company received net cash proceeds of approximately $7,626,000, including deposits of $125,000 and $1,165,000 received in March 1995 and June 1995. The outstanding principal

                            COPLEY PROPERTIES, INC.

balance of $2,250,000 on a $3,250,000 mortgage note payable which the buyer issued to the Company in February 1995 was retired as part of the closing. The loan had been secured by a first mortgage on the Peachtree Corners Distribution Center and bore interest at the rate of 10% per annum. In July 1995, the Company made a payment to reduce the outstanding principal by $1,000,000. The Company recognized a gain on the sale of approximately $1,806,000.

     In June 1995, the Company sold all of its interests and rights, including its ground lease position, related to the Park North Business Center investment for approximately $18,500,000. Proceeds from the sale of approximately $12,900,000, net of the assumption of debt associated with the ground lease property, were used to pay off the mortgage notes payable to Wells Fargo Realty Advisors and the revenue bonds, which were owed by the ground lessee and guaranteed by the Company (Note 5). After settlement of the debt and payment of selling expenses, the Company received net cash proceeds of approximately $6,825,000, including a deposit of $125,000 received in March 1995. The Company recognized a gain of approximately $758,000.

     During 1994, the Company sold two buildings at the Baygreen Industrial Park. Proceeds from the sales totaled $1,782,925, including a $700,000 purchase money mortgage note. Under the terms of this note, interest only is due monthly at the rate of 9% per annum, and the note matures January 1, 1997. The note is included in Notes Receivable in the accompanying consolidated balance sheet at December 31, 1995 and 1994. The Company recognized a gain on these sales of approximately $627,000 in 1994.

  Restructurings

     In September 1995, the Company paid approximately $100,000 to terminate an incentive property management agreement related to Broadway Industrial Center and paid approximately $200,000 in October 1995 to terminate an incentive property management agreement related to Baygreen Industrial Park. The incentive property management agreements represented a contingent equity interest in the properties granted at the date of acquisition, payable upon sale, refinancing, or termination. Therefore, the termination fees paid have been recorded as acquisition costs and added to the Company's carrying value of the investments.

     In August 1995, the Company entered into agreements with certain of its co-venture partners to restructure the ownership of their joint venture investments as tenancies-in-common between the Company and the respective co-venturers. Certain amounts previously recorded by the Company as loans to the joint ventures and corresponding accrued interest have been reclassified at book value, as part of the Company's capital contribution to its ownership interest in the tenancies-in-common. These transactions did not generate a gain or loss or have an impact on shareholders' equity. Subsequent to the establishment of the tenancies-in-common, the respective ownership interests of the Company and its co-tenants-in-common are substantially as follows:

                                                                  COMPANY     CO-TENANT
                                                                  -------     ---------
        Central Distribution Center.............................   57.38%       42.62%
        West Side Business Park.................................   75.49%       24.51%
        Metro Business Park.....................................   69.03%       30.97%
        Dominguez Properties....................................   55.00%       45.00%
        Columbia Place..........................................   78.00%       22.00%
        270 Technology Park.....................................   61.00%       39.00%

     As discussed further in Note 14, subsequent to December 31, 1995, the Company entered into agreements with its various co-tenants to exchange ownership interests such that the Company would have a 100% ownership interest in certain of the properties owned by the tenancies-in-common and no ownership interest in the others.

                            COPLEY PROPERTIES, INC.

     As of January 1, 1994, the ownership of three partnerships that were formed to own a portion of the Park North Business Center investment (the "Parknorth Partnerships") was restructured whereby the Company became the controlling venturer and increased its legal ownership percentage. On March 30, 1995, 100% ownership of the property owned by the Parknorth Partnerships was transferred to the Company. In addition, on March 30, 1995, the Company restructured its long-term ground lease arrangement within the Park North Business Center. As discussed under "Sales," the entire Park North Business Center investment was sold on June 30, 1995.

     The following is a summary of the real estate investment structures at December 31, 1995:

                                                                         DATE
                                                                     CONSOLIDATED        DATE
                                                         LEGAL       OR CONVERTED      CONVERTED
                                                       OWNERSHIP      FROM JOINT      TO TENANCY-
                       INVESTMENT                        SHARE         VENTURE         IN-COMMON
    -------------------------------------------------  ---------     ------------     -----------
    Broadway Industrial Center.......................    100.00%       03/31/94              --
    Central Distribution Center......................     57.38%             --         8/16/95
    West Side Business Park..........................     75.49%             --         8/16/95
    Metro Business Park..............................     69.03%             --         8/16/95
    Carson Industrial Center(1)......................     50.00%             --         3/29/90
    Dominguez Properties.............................     55.00%             --         8/16/95
    Los Angeles Corporate Center.....................    100.00%       12/18/90              --
    University Business Center.......................     80.00%       11/01/93              --
    Huntwood Associates..............................    100.00%       12/31/93              --
    Wiegman Associates(2)............................     80.00%       12/31/93              --
    Baygreen Industrial Park.........................    100.00%       10/26/93              --
    Columbia Place...................................     78.00%             --         8/16/95
    270 Technology Park..............................     61.00%             --         8/16/95
    Sample/I-95 Business Park........................    100.00%       12/31/93              --
    Kingsview Industrial Center......................    100.00%       07/14/95              --

- ---------------
(1) The Company has a note receivable of approximately $177,000 from its co-tenant which bears interest at 10% and is secured by the co-tenant's interest in the property.

(2) The Company has a preferred capital investment which bears interest at 12%.

                            COPLEY PROPERTIES, INC.

4  REAL ESTATE ASSETS AND LIABILITIES

     The following is a summary of the assets and liabilities underlying the Company's real estate investments:

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                  1995             1994
                                                              ------------     ------------
    PROPERTY
    Land....................................................  $ 21,655,181     $ 24,018,575
    Buildings and improvements..............................    52,400,189       66,402,879
    Accumulated depreciation................................    (5,752,574)      (5,079,353)
    Deferred leasing costs and other assets, net............     1,162,722        1,332,458
    Minority interest.......................................     1,509,970        1,471,483
                                                                ----------       ----------
         Total real estate assets...........................    70,975,488       88,146,042
    Accounts receivable.....................................     2,048,357        2,254,603
    Accounts payable and other liabilities..................      (627,080)      (1,760,156)
                                                                ----------       ----------
                                                              $ 72,396,765     $ 88,640,489
                                                                ==========       ==========
    Mortgage notes payable to third-parties (Note 5)........  $ 39,333,349     $ 49,219,448
                                                                ==========       ==========
    INVESTMENTS IN TENANCIES-IN-COMMON AND JOINT VENTURES
    Land....................................................  $  8,246,048     $  8,246,048
    Buildings and improvements..............................    33,965,653       35,542,264
    Accumulated depreciation................................   (11,791,003)     (12,370,021)
    Cash....................................................       511,717          346,176
    Other, net..............................................     2,921,034        3,521,924
                                                                ----------       ----------
         Total assets.......................................    33,853,449       35,286,391
                                                                ----------       ----------
    Mortgage notes payable to third-parties (Note 5)........    31,601,919       32,127,307
    Other...................................................       632,950        1,913,431
                                                                ----------       ----------
         Total liabilities..................................    32,234,869       34,040,738
                                                                ----------       ----------
    Net assets..............................................  $  1,618,580     $  1,245,653
                                                                ==========       ==========
    Company's share:
      Loans to joint ventures...............................  $         --     $  4,859,903
      Capital...............................................     2,310,781       (2,224,285)
                                                                ----------       ----------
                                                              $  2,310,781     $  2,635,618
                                                                ==========       ==========

     As of December 31, 1994 assets of joint ventures exclude capitalized interest or preferred returns to the Company and liabilities of joint ventures exclude amounts owed to the Company in connection with secured loans, accrued interest thereon, or accrued preferred returns. As part of the conversion to tenancies-in-common as discussed in Note 3, these items were converted at book value to the Company's ownership interest.

                            COPLEY PROPERTIES, INC.

5  MORTGAGE NOTES PAYABLE

     Mortgage notes payable on Properties are summarized below. They are collateralized by real estate and, in certain cases, the assignment of rents. The mortgage notes are generally non-recourse to the other assets of the Company.

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1995            1994
                                                                    -----------     -----------
UNIVERSITY BUSINESS CENTER
CIGNA; interest at 9.06%, payable monthly; principal payments based on a 20-year amortization schedule; remainder due April 1,
  2000............................................................  $ 9,353,947     $13,000,000
CIGNA; interest at 9.37%, payable monthly; principal due January
  1, 1997.........................................................   10,000,000      10,000,000
HUNTWOOD ASSOCIATES
Wells Fargo Bank; interest is a fixed rate option with interest based on LIBOR plus 3.25% and a variable rate option with
  interest based on the prime rate plus 1% (the effective interest rate was 9.5% at December 31, 1995); principal due January 15,
  1997............................................................    2,292,993       2,350,292
Massachusetts Mutual Life Insurance Company; interest at 9.875%,
  payable monthly; principal due June 1, 1996.....................   10,000,000      10,000,000
WIEGMAN ASSOCIATES
Massachusetts Mutual Life Insurance Company; interest at 9.875%,
  payable monthly; principal due June 1, 1996.....................    6,700,000       6,700,000
Allstate Insurance Company; interest at 8.75%, payable monthly;
  principal due October 1, 1997...................................      986,409       1,011,311
PARK NORTH BUSINESS CENTER
Wells Fargo Realty Advisors; interest at .65% over the prime rate or 1.75% over LIBOR, payable monthly. Principal balance was paid
  at maturity on June 30, 1995....................................           --       3,362,692
Wells Fargo Realty Advisors; interest at .65% over the prime rate or 1.75% over LIBOR, payable monthly. Principal balance was paid
  at maturity on June 30, 1995....................................           --       2,795,153
                                                                    -----------     -----------
                                                                    $39,333,349     $49,219,448
                                                                    ===========     ===========

     Mortgage notes payable to third-parties, based on contractual terms in existence as of December 31, 1995, mature as follows:

                                                                                  TENANCIES-IN-
                       YEAR ENDED DECEMBER 31,                  PROPERTIES(1)       COMMON(2)
        ------------------------------------------------------  -------------     -------------
        1996..................................................   $ 16,974,870      $  4,280,310
        1997..................................................     13,403,318        10,997,500
        1998..................................................        228,070         5,203,115
        1999..................................................        249,613         1,854,579
        2000..................................................      8,477,478           309,903
        Thereafter............................................             --         8,956,512
                                                                -------------     -------------
                                                                 $ 39,333,349      $ 31,601,919
                                                                =============     =============

- ---------------
(1) Includes 100% of the joint venture debt.

(2) Amounts represent 100% of the tenancies-in-common debt. The Company's share of notes payable is consistent with its respective ownership interest (Note
    3) except at West Side Business Park where the Company's share of the obligation under the notes payable is 57.38%.

                            COPLEY PROPERTIES, INC.

     Mortgage notes payable at December 31, 1994 do not include revenue bonds at Park North Business Center owed by the ground lessee, repayment of which was guaranteed by the Company. The ground lease arrangement resulted from a transaction in which the Company purchased land in a portion of Park North Business Center for lease back to the seller for a term of 60 years. Contractual rent was $142,440 per annum. The Company's guarantee of the revenue bonds was extinguished in connection with the sale of the property in June 1995.

     The Company guaranteed 50% of the outstanding obligation of the revenue bonds at 270 Technology Park up to a maximum of $2,000,000. The outstanding principal balance of the bonds at December 31, 1995 and 1994 was $3,713,011. As discussed in Note 14, subsequent to December 31, 1995, the Company exchanged its ownership interest in the 270 Technology Park property, and its guarantee of the revenue bonds was extinguished.

6  RESULTS OF REAL ESTATE INVESTMENTS

  Operations

     The following is a summary of the operating results of the properties underlying the Company's real estate investments:

                                                            YEAR ENDED DECEMBER 31,
                                                  -------------------------------------------
                                                     1995            1994            1993
                                                  -----------     -----------     -----------
    PROPERTY
    Rentals.....................................  $12,679,060     $13,338,097     $ 3,128,332
    Operating expenses..........................   (3,030,306)     (3,072,560)       (821,215)
    Interest expense............................   (4,348,126)     (4,696,303)       (358,177)
    Depreciation and amortization...............   (3,735,914)     (3,999,341)       (810,305)
    Minority interest...........................     (119,013)       (117,890)    $   (10,301)
                                                  -----------     -----------     -----------
                                                  $ 1,445,701     $ 1,452,003     $ 1,128,334
                                                  ===========     ===========     ===========
    INVESTMENTS IN TENANCIES-IN-COMMON AND
    JOINT VENTURES
    Rentals.....................................  $ 6,856,262     $ 7,442,165     $14,850,192
    Operating expenses..........................   (1,223,767)     (1,136,267)     (2,749,486)
    Interest expense............................   (2,857,655)     (2,931,718)     (7,615,524)
    Depreciation and amortization...............   (1,921,274)     (4,551,781)     (4,551,489)
                                                  -----------     -----------     -----------
                                                  $   853,566     $(1,177,601)    $   (66,307)
                                                  ===========     ===========     ===========
    Company share:
      Interest on loans to joint ventures.......  $    74,268     $    63,136     $   208,165
      Equity in net income (losses).............      673,799      (1,417,865)        (16,832)
                                                  -----------     -----------     -----------
                                                  $   748,067     $(1,354,729)    $   191,333
                                                  ===========     ===========     ===========

                            COPLEY PROPERTIES, INC.

     Future minimum rentals under non-cancelable operating leases are as follows:

                         YEAR ENDED                                          TENANCIES-IN-
                        DECEMBER 31,                      PROPERTIES            COMMON
    ----------------------------------------------------  -----------     -------------------
         1996...........................................  $ 9,051,444         $ 4,551,838
         1997...........................................    8,702,558           2,833,264
         1998...........................................    7,728,819           2,526,885
         1999...........................................    6,890,149           2,389,048
         2000...........................................    6,022,828           2,265,552
    Thereafter..........................................   16,546,140           9,180,224
                                                          -----------         -----------
                                                          $54,941,938         $23,746,811
                                                          ===========         ===========

  Investment Valuation Allowance

     The estimated net realizable value of the undeveloped land at Sample/I-95 Business Park declined significantly in 1993. In accordance with the Company's policy, the carrying value was reduced to approximate estimated net realizable value, resulting in an investment valuation allowance of $900,000 in 1993.

  Significant Lease Transactions

     In September 1994, M.O.R. XXXVI Associates Limited Partnership, a partnership in which the Company is a general partner (the "Partnership") and the owner of Columbia Place, modified the existing terms of its sole lease and mortgage loan agreements. BDM Federal, Inc. ("BDM"), the original tenant with a lease expiring in March 1998, desired to vacate the building and Ceridian Corporation ("Ceridian"), a new tenant, desired to occupy the building. BDM, Ceridian, and the Partnership entered into a series of agreements (the "Agreements") under which BDM is obligated for certain payments to the Partnership through March 1998. The payments are contingent on future events and are being recognized as income when the contingencies expire. In 1994, approximately $864,000 was recognized as additional income from BDM as a result of the transaction.

     Ceridian entered into a lease with the Partnership which commenced September 1994 and expires December 2009, subject to earlier termination options in December 2004 and December 2006.

     Ceridian was responsible for the cost of all of its tenant improvements and chose to substantially re-fit this space. This resulted in the write-off by the Partnership of approximately $2,635,000 of tenant improvements and other capital costs in 1994.

     In conjunction with the leasing transaction, the mortgage note payable to a third-party lender of approximately $10,490,000 was restructured. The interest rate was reduced from 10.125% to 8.875% per annum, effective December 1, 1994, and the maturity date was extended from May 1998 to December 2009. The maturity date may be accelerated if Ceridian exercises its termination options. The revised mortgage note requires monthly payments of principal and interest based on a 20-year amortization schedule.

     The Partnership's costs of these transactions have been capitalized and are being amortized over the life of the lease or loan as applicable.

     In January 1996, the Company executed a lease agreement which increased the occupancy of the Los Angeles Corporate Center property from 50% to 100%.

                            COPLEY PROPERTIES, INC.

7  LINE-OF-CREDIT

     At December 31, 1995, the Company had an unsecured line-of-credit agreement with a bank which was due to expire on January 31, 1996. Under its terms, the Company could borrow up to $5,000,000 at the prime rate of interest or LIBOR plus 1.5%. The average outstanding balance on the line-of-credit during 1995 and 1994 was $2,091,644 and $3,402,000, respectively, and the weighted average interest rate was 7.85% and 6.18%, respectively. There were no borrowings in 1993.

     Subsequent to December 31, 1995, the bank agreed to extend the line-of-credit agreement to July 31, 1996. All other terms and conditions are unchanged.

8  SHAREHOLDERS' EQUITY

  Increase in Authorized Shares

     The total number of authorized shares of the Company was increased from 8,000,000 to 20,000,000 effective June 14, 1994.

  Class A Common Stock

     On June 3, 1985, the Company sold one share of Class A Common Stock (par value of one dollar) to the Advisor for $50,000. As the holder of such share, the Advisor is entitled to receive 10% of the Company's net gain (as defined) from the disposition of properties, reduced by any accumulated net losses. Upon termination of the Advisory Agreement, the Company will have an option to purchase the share of Class A Common Stock for an amount equal to 10% of the net gain which would be realized by the Company had all of the real estate owned by the Company as of the date of termination been sold at its fair market value. If the Company does not elect to purchase the Class A Common Stock, such share will automatically convert to shares of common stock of the Company. See Note 14 for further discussion of the Class A Common Stock.

  Shareholders' Rights Plan

     The Company's Board of Directors unanimously adopted a shareholders' rights plan on June 28, 1990 applicable to shareholders of record on July 19, 1990. The plan, as amended on September 20, 1995, provides for the dividend of a right to buy one share of common stock for a stated amount determined in accordance with the provisions of the plan for each share of common stock outstanding. Rights would initially become exercisable on the earlier of (1) the tenth day after the date on which a person has acquired beneficial ownership of 15% or more of the Company's common stock or (2) the tenth business day after a person commences a tender or exchange offer, the consummation of which would result in such person owning 30% or more of the Company's common stock.

9  MANAGEMENT ADVISORY FEES

     The Company has an agreement with the Advisor, pursuant to which the Advisor provides investment management and administrative services to the Company. Fees for these services totaled $451,863, $714,761 and $601,535 for 1995, 1994 and 1993, respectively, and are determined as:

          a. A base fee of 7.5% of net cash flow (as defined in the Advisory Agreement) from sources other than short-term assets, as defined.

          b. An incentive fee of 5% of net cash flow (as defined in the Advisory Agreement) from sources other than short-term assets, as defined.

          c. A short-term investment fee of 0.25% of average annual short-term assets, as defined.

                            COPLEY PROPERTIES, INC.

     At December 31, 1995 and 1994, payments of the incentive fees totaling $2,573,917 and $2,473,054, respectively, have been deferred and become payable only after the Company has achieved a specified return to shareholders, or refinancing or sale proceeds are distributed to shareholders. Payment of the deferred fee would also become payable upon termination or resignation of the Advisor. See Note 14 for further discussion of the management advisory fee.

10  DEFERRED FINANCING COSTS

     In 1994, the Company commenced the marketing of additional equity on a private placement basis and incurred $501,227 in Deferred Financing Costs in connection with pursuing the private placement and arranging for an increased line of credit, which was contingent on additional equity. Discussions with potential investors did not produce an agreement on the terms of an equity investment and the Company wrote off the Deferred Financing Costs in 1995.

11  INCOME TAXES

     The Company believes that it continues to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Company has distributed all of its taxable income for 1995, 1994 and 1993. Accordingly, no provision for income taxes has been made in the accompanying consolidated financial statements. For federal income tax purposes, the amounts distributed as dividends were ordinary income, except for $1.06 per share, $.17 per share and $.06 per share in 1995, 1994 and 1993, respectively, which relate to capital gains. No portion of the dividend in any of the years presented relates to a return of capital.

12  NONCASH INVESTING AND FINANCING ACTIVITIES

     The restructuring of certain joint ventures, as more fully described in
Note 3, resulted in the following noncash investing and financing activities:

                                                      1995           1994            1993
                                                   ----------     -----------     -----------
    Conversion of loans to joint ventures and
      accrued interest to Property and
      tenancies-in-common........................  $4,999,071     $ 4,109,037     $   265,694
    Conversion of investments in joint ventures
      to Property................................          --              --      14,424,483
    Conversion of losses of joint ventures in
      excess of investment to Property...........          --      (2,095,608)             --
    Recording of third party mortgage notes......          --       9,310,914      46,864,843
                                                   ----------     -----------     -----------
              Total converted assets.............  $4,999,071     $11,324,343     $61,555,020
                                                   ==========     ===========     ===========

13  PROFESSIONAL FEES

     Certain professional fees are costs incurred by the Company related to its consideration of various strategic alternatives aimed at maximizing shareholder value and subsequent solicitation of proposals to acquire the Company. Included in professional fees for the year ended December 31, 1995 is approximately $352,000 of investment advisory fees earned by Morgan Stanley and Co. Incorporated (Morgan Stanley) and legal fees of $324,000 associated with this process.

14  SUBSEQUENT EVENTS

  Merger Agreement

     In February 1996, the Company entered into an Agreement and Plan of Merger under which the Company will be merged into EastGroup Properties (EastGroup). In the merger, each share of the

                            COPLEY PROPERTIES, INC.

Company's common stock will be converted into EastGroup shares of beneficial interest with a value of $15.60, subject to the limitations described below.

     The value of EastGroup shares for purposes of calculating the ratio at which the Company's shares will be converted into EastGroup shares in the merger will be the average of the closing price of EastGroup shares on the New York Stock Exchange on the 20 trading days immediately preceding the fifth trading day prior to the effective date of the merger (the "EastGroup Stock Price"); however, the EastGroup Stock Price will be deemed to equal $20.25 if the average price of EastGroup shares calculated above is less than or equal to $20.25, and $23.00 if the average price of EastGroup shares is greater than or equal to $23.00. The Company has the right, waivable by it, to terminate the merger agreement without liability if the average closing price of EastGroup shares on the New York Stock Exchange on the 20 trading days immediately preceding the fifth trading day prior to (i) the date on which the Securities and Exchange Commission declares EastGroup's Registration Statement with respect to the merger effective or (ii) the date on which the Company's stockholders' meeting with respect to the merger is held, is equal to or less than $18.25.

     The merger is subject to several conditions including approval by the shareholders of both the Company and EastGroup and registration of the shares to be issued in the merger with the Securities and Exchange Commission. Upon the consummation of the merger, the Company has committed to pay Morgan Stanley a transaction fee equal to $1.5 million, against which approximately $350,000 of other fees and expenses previously paid to Morgan Stanley will be credited.

     Upon the event of merger, the Advisor agrees to the termination of the Advisory Agreement and relinquishment of its right to, and interest in, the Class A share in consideration of payment by the Company of 95% of the amount of the unpaid incentive advisory fees.

  February Exchange of Interests

     Effective February 1, 1996, the Company exchanged its co-tenant interest in the 270 Technology Park property to obtain 100% ownership of the Columbia Place property. In addition, the Company received $50,000 in cash and a secured promissory note of $180,000 bearing interest at 9.56% and maturing on February 1, 2000, with annual interest and principal payments of $56,250. The note is secured by a second deed of trust on the 270 Technology Park property.

     Effective February 2, 1996, the Company exchanged its co-tenant interests in the Carson Industrial Center, Central Distribution Center, West Side Business Park and the three El Presidio buildings (comprising a portion of the Dominguez Properties) to obtain 100% ownership of the Metro Business Park tenancy-in-common and the remaining building in the Dominguez Properties tenancy-in-common. As part of the exchange, the Company paid $138,000 in cash and forgave its note receivable from its co-tenant in the Carson Industrial Center property of approximately $177,000.

                            COPLEY PROPERTIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                           MARCH 31, 1996
                                                                           --------------
                                                                            (UNAUDITED)
        ASSETS
        Real estate investments (Notes 3 and 4):
          Property, net.................................................    $  95,020,392
          Investment in tenancies-in-common.............................               --
          Notes receivable..............................................          880,000
                                                                             ------------
               Total real estate investments............................       95,900,392
        Cash and cash equivalents.......................................        5,236,859
        Other assets....................................................          157,333
                                                                             ------------
               Total assets.............................................    $ 101,294,584
                                                                             ------------
        LIABILITIES AND SHAREHOLDERS' EQUITY
        LIABILITIES:
          Accounts payable and other liabilities........................    $     341,750
          Accrued management advisory fees (Note 8).....................        2,684,241
          Mortgage notes payable (Note 6)...............................       59,868,190
                                                                             ------------
               Total liabilities........................................       62,894,181
                                                                             ------------
        SHAREHOLDERS' EQUITY
          Common stock, $1.00 par value; authorized 20,000,000 shares;
             issued 4,007,500 shares....................................        4,007,500
          Additional paid-in capital....................................       69,625,444
          Treasury stock; 423,150 shares of common stock, at cost.......       (4,895,726)
          Cumulative deficit............................................      (30,336,816)
          Class A common stock (Note 8).................................                1
                                                                             ------------
               Total shareholders' equity...............................       38,400,403
                                                                             ------------
               Total liabilities and shareholders' equity...............    $ 101,294,584
                                                                             ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                            COPLEY PROPERTIES, INC.

    CONSOLIDATED STATEMENTS OF OPERATIONS AND CUMULATIVE DEFICIT (UNAUDITED)

                                                              QUARTER ENDED MARCH 31,
                                                               1996             1995
                                                           ------------     ------------
        INVESTMENT ACTIVITY (Notes 3 and 5):
          Property operations, net.....................    $    644,717     $    393,782
          Share of real estate investment earnings.....          39,215          136,650
                                                           ------------     ------------
               Total real estate operations............         683,932          530,432
          Gain on exchange of ownership interests......          30,397
                                                           ------------     ------------
               Total real estate activity..............         714,329          530,432
          Interest on short-term investments and cash
             equivalents...............................          50,079            1,992
                                                           ------------     ------------
               Total investment activity...............         764,408          532,424
                                                           ------------     ------------
        PORTFOLIO EXPENSES:
          Management advisory fee......................        (115,253)        (149,237)
          General and administrative...................         (66,866)         (65,112)
          Professional fees (Note 10)..................        (280,079)         (33,671)
          Interest expense.............................              --          (94,778)
          Write-off of deferred financing costs (Note
             9)........................................              --         (501,227)
                                                           ------------     ------------
                                                               (462,198)        (844,025)
                                                           ------------     ------------
        NET INCOME (LOSS)..............................          302,210        (311,601)
        Common stock dividends.........................        (967,753)        (896,070)
        CUMULATIVE DEFICIT:
          Beginning of period..........................     (29,671,273)     (28,261,241)
                                                           ------------     ------------
          End of year..................................    $(30,336,816)    $(29,468,912)
                                                           ------------     ------------
        PER SHARE DATA:
          Net Income (Loss)............................    $        .08     $       (.09)
                                                           ------------     ------------
          Dividends....................................    $        .27     $        .25
                                                           ------------     ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                            COPLEY PROPERTIES, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                     QUARTER ENDED MARCH 31,
                                                                      1996             1995
                                                                  ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................................    $    302,210     $   (311,601)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Joint venture and tenancy-in-common operations...........         (37,741)        (132,228)
     Cash distributions from joint ventures and
       tenancies-in-common....................................         301,628           96,812
     Property depreciation and amortization...................         879,614        1,008,170
     Gain on exchange of ownership interests..................         (30,397)              --
     Write-off of deferred financing costs....................              --          501,227
     Increase in investment income receivable.................              --          (12,924)
     Increase in deferred leasing commissions.................        (284,656)        (275,195)
     (Increase) decrease in property working capital..........         (82,402)         209,538
     (Decrease) increase in accounts payable and accrued
       management advisory fees...............................         (91,971)          42,196
     Other, net...............................................           4,422          (10,125)
                                                                   -----------      -----------
       Net cash provided by operating activities..............         960,707        1,115,870
                                                                   -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITES:
  Net cash payments in connection with the exchange of
     ownership interests......................................         (87,878)              --
  Investment in Property......................................        (265,668)        (830,829)
  Deposit received on sale of property........................              --          250,000
  Decrease in notes receivable, net...........................          14,652           28,003
                                                                   -----------      -----------
       Net cash used in investing activities..................        (338,894)        (552,826)
                                                                   -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in line of credit borrowings, net..................              --          250,000
  Proceeds from third-party mortgage note.....................              --        3,250,000
  Principal payments on mortgage notes........................        (133,501)      (3,534,464)
  Dividends paid..............................................        (967,753)              --
  Financing costs.............................................              --         (130,184)
                                                                   -----------      -----------
       Net cash used in financing activities..................      (1,101,254)        (164,648)
                                                                   -----------      -----------
  Net increase (decrease) in cash and cash equivalents........        (479,441)         398,396
CASH AND CASH EQUIVALENTS:
  Beginning of period.........................................       5,716,300        1,491,554
                                                                   -----------      -----------
  End of period...............................................    $  5,236,859     $  1,889,950
                                                                   -----------      -----------
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest......................................    $  1,335,484     $  1,042,954
                                                                   -----------      -----------

As more fully described in Note 3, the Company consummated two exchange transactions in February 1996, resulting in the conversion of the tenancies-in-common balance of $2,040,359 and related notes receivable balance of $176,890 to property of $22,705,585 and mortgage notes payable of $20,668,341 and notes receivable of $180,000.

  The accompanying notes are an integral part of these consolidated financial statements.

                            COPLEY PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 GENERAL

     These financial statements have been prepared by Copley Properties, Inc. (the "Company") without audit and reflect all normal and required adjustments which are, in the opinion of management, necessary to fairly present the interim results. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements for the year ended December 31, 1995.

2 ORGANIZATION AND BUSINESS

     Copley Properties, Inc., a Delaware corporation, was incorporated in May 1985 and operates as a qualified real estate investment trust under applicable provisions of the Internal Revenue Code of 1986, as amended. The Company acquires, develops, operates and owns industrial real estate. The Company currently owns and operates, either directly or through joint ventures, 11 properties totaling over 2.0 million square feet of net rentable area. Copley Real Estate Advisors, Inc. (the Advisor) provides investment management and administrative services to the Company. The Advisor is an indirect wholly owned subsidiary of New England Investment Companies, L.P. (NEIC), a publicly traded limited partnership. New England Mutual Life Insurance Company is the principal unitholder of NEIC.

     As described in Note 8, in February 1996, the Company entered into an Agreement and Plan of Merger, under which the Company will be merged into EastGroup Properties.

3 REAL ESTATE INVESTMENTS

     The Company's real estate investments are either owned in their entirety or through joint ventures in which the Company has a controlling interest. Several properties were previously owned as tenancies-in-common. Wholly owned property operations are under the oversight of local management companies. For jointly owned property, the Company's venture partners are responsible for day-to-day operating activities under separate property management agreements, and they are entitled to fees for such services.

     Effective February 1, 1996, the Company exchange its co-tenant interest in the 270 Technology Park property to obtain 100% ownership of the Columbia Place property. In addition, the Company received $50,000 in cash and a secured promissory note of $180,000 bearing interest at 9.56% per annum and maturing on February 1, 2000, with annual interest and principal payments of $56,250. The note is secured by a second deed of trust on the 270 Technology Park property. The Company recognized a gain of $30,397 as a result of this transaction.

        Effective February 2, 1996, the Company exchanged its co-tenant interests in Carson Industrial Center, Central Distribution Center, West Side Business Park and the three El Presidio buildings (comprising a portion of the Dominguez Properties) to obtain 100% ownership of the Metro Business Park property and the remaining building in Dominguez Properties. As part of the exchange, the Company paid $138,000 in cash and forgave its note receivable of approximately $177,000 from its co-tenant in Carson Industrial Center. No gain or loss was recognized as a result of this transaction.

4       REAL ESTATE ASSETS AND LIABILITIES

        The following is a summary of the assets and liabilities underlying the Company's real estate investments. As of February 1996, the Company relinquished its rights in some of the tenancies-in-common and obtained 100% ownership of the others (See Note 3).

                                                       March 31, 1996         December 31, 1995
                                                       --------------         -----------------
PROPERTY
Land                                                    $  27,293,776           $  21,655,181
Buildings and improvements                                 68,144,398              52,400,189
Accumulated depreciation                                   (6,515,817)             (5,752,574)
Deferred leasing costs and other assets, net                2,117,864               1,162,722
Minority interest                                           1,516,589               1,509,970
                                                        -------------           -------------
  Total real estate assets                                 92,556,810              70,975,488
Accounts receivable                                         3,387,262               2,048,357
Accounts payable and other liabilities                       (923,680)               (627,080)
                                                        -------------           -------------
                                                        $  95,020,392           $  72,396,765
                                                        -------------           -------------

Mortgage notes payable to third-parties                 $  59,868,190           $  39,333,349
                                                        -------------           -------------
INVESTMENTS IN TENANCIES-IN-COMMON
Land                                                    $           -           $   8,246,048
Buildings and improvements                                          -              33,965,653
Accumulated depreciation                                            -             (11,791,003)
Cash                                                                -                 511,717
Other, net                                                          -               2,921,034
                                                        -------------           -------------
  Total assets                                                      -              33,853,449
                                                        -------------           -------------

Mortgage notes payable to third-parties                             -              31,601,919
Other                                                               -                 632,950
                                                        -------------           -------------
  Total liabilities                                                 -              32,234,869
                                                        -------------           -------------

Net assets                                              $           -           $   1,618,580
                                                        -------------           -------------
Company's share:
  Loans to joint ventures                               $           -           $           -
  Capital                                                           -               2,310,781
                                                        -------------           -------------
                                                        $           -           $   2,310,781
                                                        -------------           -------------

5       RESULTS OF REAL ESTATE INVESTMENTS

        OPERATIONS

        The following is a summary of the operating results of the properties underlying the Company's real estate investments:

                                                       Quarter ended March 31,
                                                       -----------------------
                                                     1996                    1995
                                                ------------            ------------
PROPERTY
Rentals                                         $  3,485,171            $  3,375,393
Operating expenses                                  (668,218)               (805,007)
Interest expense                                  (1,259,241)             (1,142,838)
Depreciation and amortization                       (879,614)             (1,008,170)
Minority interest                                    (33,381)                (25,596)
                                                ------------            ------------
                                                $    644,717            $    393,782
                                                ------------            ------------
INVESTMENTS IN TENANCIES-IN-COMMON (a)
Rentals                                         $    513,721            $  1,572,188
Operating expenses                                   (86,318)               (257,485)
Interest expense                                    (230,522)               (703,674)
Depreciation and amortization                       (143,744)               (458,187)
                                                ------------            ------------
                                                $     53,137            $    152,842
                                                ------------            ------------
Company's share:
 Interest on loans to joint ventures            $      1,474            $      4,422
 Equity in net income                                 37,741                 132,228
                                                ------------            ------------
                                                $     39,215            $    136,650
                                                ------------            ------------

(a) The 1996 results for properties owned as Tenancies-in-Common include only the month of January (See Note 3), after which all of the Company's remaining properties are owned in their entirety or through joint ventures in which the Company has a controlling interest.

6       MORTGAGE NOTES PAYABLE

        Mortgage notes payable on Properties are summarized below. They are collateralized by real estate and, in certain cases, the assignment of rents. The mortgage notes are generally non-recourse to the other assets of the Company.

                                                                March 31,
                                                                  1996
                                                                ---------
UNIVERSITY BUSINESS CENTER

CIGNA; interest at 9.06%, payable monthly; principal
payments based on a 20-year amortization schedule;
remainder due April 1, 2000                                     $ 9,307,945

CIGNA; interest at 9.37%, payable monthly; principal due
January 1, 1997                                                  10,000,000

HUNTWOOD ASSOCIATES

Wells Fargo Bank; interest is a fixed rate option with
interest based on LIBOR plus 3.25% and a variable rate
option with interest based on the prime rate plus 1% (the
effective interest rate was 9.5% at December 31, 1995);
principal due January 15, 1997                                    2,278,668

Massachusetts Mutual Life Insurance Company; interest at
9.875%, payable monthly; principal due June 1, 1996              10,000,000

WIEGMAN ASSOCIATES

Massachusetts Mutual Life Insurance Company; interest at
9.875%, payable monthly; principal due June 1, 1996               6,700,000

Allstate Insurance Company; interest at 8.75% payable
monthly; principal due October 1, 1997                              979,837

COLUMBIA PLACE

American General Investment Corp.; interest at 8.875%
payable monthly; principal due December 31, 2009         (a)     10,211,212

DOMINGUEZ PROPERTIES

Allstate Life Insurance Co.; interest at 9.00%,  payable
monthly; principal due January 1, 1997                   (a)      5,197,107

METRO BUSINESS PARK
State Farm Life Insurance Co.; interest at 9.25%, payable
monthly; principal due March 1, 1997                      (a)     3,424,173

Allstate Life Insurance Co.; interest at 8.00%, payable
monthly; principal due April 1, 1998                      (a)     1,769,248
                                                                -----------
                                                                $59,868,190
                                                                -----------

    (a) Balances for these mortgage notes payable were not separately presented as of December 31, 1995 as these real estate investments were owned as tenancies-in-common (See Note 3).

7       LINE-OF-CREDIT

        The Company has an unsecured line-of-credit agreement with a bank which expires on July 31, 1996. Under its terms, the Company could borrow up to $5,000,000 at the prime rate of interest or LIBOR plus 1.5%. There was no outstanding balance on the line-of-credit as of December 31, 1995 or March 31, 1996.

8       MERGER AGREEMENT

        In February 1996, the Company entered into an Agreement and Plan of Merger under which the Company will be merged into EastGroup Properties (EastGroup). In the merger, each share of the Company's common stock will be converted into EastGroup shares of beneficial interest with a value of $15.60, subject to the limitations described below.

        The value of EastGroup shares for purposes of calculating the ratio at which the Company's shares will be converted into EastGroup shares in the merger will be the average of the closing price of EastGroup shares on the New York Stock Exchange on the 20 trading days immediately preceding the fifth trading day prior to the effective date of the merger (the "EastGroup Stock Price"); however, the EastGroup Stock Price will be deemed to equal $20.25 if the average price of EastGroup shares calculated above is less than or equal to $20.25, and $23.00 if the average price of EastGroup shares is greater than or equal to $23.00. The Company has the right, waivable by it, to terminate the merger agreement without liability if the average closing price of EastGroup shares on the New York Stock Exchange on the 20 trading days immediately preceding the fifth trading day prior to (i) the date on which the Securities and Exchange Commission declares EastGroup's Registration Statement with respect to the merger effective or (ii) the date on which the Company's stockholders' meeting with respect to the merger is held, is equal to or less than $18.25.

        The merger is subject to several conditions including approval by the shareholders of both the Company and EastGroup and registration of the shares to be issued in the merger with the Securities and Exchange Commission. Upon the consummation of the merger, the Company has committed to pay Morgan Stanley a transaction fee equal to $1.5 million, against which approximately $350,000 of others fees and expenses previously paid to Morgan Stanley will be credited.

        The Advisor has agreed, upon the effectiveness of the merger, to the termination of the Advisory Agreement and relinquishment of its right to, and interest in, the Class A common share in consideration of payment by the Company of 95% of the unpaid incentive advisory fees.

9       DEFERRED FINANCING COSTS

        In 1994, the Company commenced the marketing of additional equity on a private placement basis and incurred $501,227 in Deferred Financing Costs in connection with pursuing the private placement and arranging for an increased line of credit, which was contingent on additional equity. Discussions with potential investors did not produce an agreement on the terms of an equity investment and the Company wrote off the Deferred Financing Costs in the first quarter of 1995.

10      PROFESSIONAL FEES

        Certain professional fees are costs incurred by the Company related to its consideration of various strategic alternatives aimed at maximizing shareholder value and subsequent solicitation of proposals to acquire the Company. Professional fees primarily consist of legal fees of approximately $227,500 related to this process and accounting fees of $52,500.

                              EASTGROUP PROPERTIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                            AS OF DECEMBER 31, 1995

The following unaudited pro forma consolidated balance sheet sets forth the effect of the EastGroup Properties merger with LNH REIT, Inc. and with Copley Properties, Inc. as if the mergers had been consummated on December 31, 1995. The pro forma consolidated balance sheet has been prepared by management of EastGroup based upon the historical financial statements of EastGroup, LNH REIT and Copley. This pro forma consolidated balance sheet may not be indicative of the financial position had the merger been in effect on the dates indicated or which may occur in the future. The pro forma consolidated balance sheet should be read in conjunction with the other financial statements and the notes to the financial statements of EastGroup and LNH REIT incorporated by reference herein and Copley enclosed herein.

                                                   EASTGROUP          LNH
                                                  DECEMBER 31,    DECEMBER 31,      MERGER         PRO FORMA
                                                      1995            1995         PRO FORMA     CONSOLIDATED
                                                  (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS    BEFORE COPLEY
                                                  ------------    ------------    -----------    -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS
Real estate properties (net
  of accumulated
  depreciation).....................                  $136,398        $ 10,611       $ (3,728)(1)  $ 143,281
Investments in tenancies-
  in-common.........................                        --              --             --             --
Investment in joint venture.........                        --           6,011         (2,150)(1)      3,861
Mortgage loans (net of
  allowance for losses).............                     6,008           6,860             --         12,868
Land and land purchase-
  leasebacks........................                     1,327              --             --          1,327
Investment securities...............                     6,811             675             --          7,486
Equity method investments...........                     3,976              --         (3,976)(1)         --
Cash and cash equivalents...........                        26           1,016             --          1,042
Short term investments..............                        --              --             --             --
Other assets........................                     3,409             502            (49)(2)      3,862
                                                  ------------    ------------    -----------    -----------
                                                      $157,955        $ 25,675      $  (9,903)     $ 173,727
                                                  ============    ============    ===========    ===========
LIABILITIES
Mortgage notes payable..............                  $ 67,203        $     --      $      --      $  67,203
Notes payable to banks..............                     4,359              --             --          4,359
Accounts payable, accrued
  expenses and other
  liabilities.......................                     2,584             750            (49)(2)      3,285
Minority interest...................                       909           1,476             --          2,385
                                                  ------------    ------------    -----------    -----------
                                                        75,055           2,226            (49)        77,232
                                                  ------------    ------------    -----------    -----------
SHAREHOLDERS' EQUITY
Shares of beneficial
  interest..........................                     4,232           1,100         (1,100)(1)      4,850
                                                                                          618 (1)
Additional paid-in-capital..........                    68,344          24,839        (24,839)(1)     81,371
                                                                                       13,027 (1)
Undistributed earnings
  (deficit).........................                     9,657          (2,996)         2,996(1)       9,657

Unrealized gain (loss) on
  securities........................                       667             506           (506)(1)        617
                                                                                          (50)(1)
Treasury stock......................                        --              --             --             --
                                                  ------------    ------------    -----------    -----------
                                                        82,900          23,449         (9,854)        96,495
                                                  ------------    ------------    -----------    -----------
                                                      $157,955        $ 25,675      $  (9,903)     $ 173,727
                                                      ========         =======       ========       ========
Book value per share................                  $  19.59        $  10.66                     $   19.90
                                                      ========         =======                      ========
Shares outstanding
 (In thousands).....................                     4,232           2,200                         4,850
                                                      ========         =======                      ========

                                                     COPLEY
                                                  DECEMBER 31,                      MERGER
                                                      1995           COPLEY        PRO FORMA      PRO FORMA
                                                  (HISTORICAL)     EXCHANGES      ADJUSTMENTS    CONSOLIDATED
                                                  ------------    ------------    -----------    ------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS
Real estate properties (net
  of accumulated
  depreciation).....................                $ 72,397        $ 22,918 (4)   $  14,791(3)    $253,387
Investments in tenancies-
  in-common.........................                   2,311          (2,311)(4)          --             --
Investment in joint venture.........                      --              --              --          3,861
Mortgage loans (net of
  allowance for losses).............                     896              --              --         13,764
Land and land purchase-
  leasebacks........................                      --              --              --          1,327
Investment securities...............                      --              --          (6,811)(3)        675
Equity method investments...........                      --              --              --             --
Cash and cash equivalents...........                   1,116             (88)(4)          --          2,070
Short term investments..............                   4,600              --          (2,445)(5)      2,155
Other assets........................                     197             180 (4)          --          4,239
                                                    --------         -------        --------       --------
                                                    $ 81,517        $ 20,699       $   5,535       $281,478
                                                    ========         =======        ========       ========

LIABILITIES
Mortgage notes payable..............                $ 39,333        $ 20,699 (4)   $      --       $127,235
Notes payable to banks..............                      --              --              --          4,359
Accounts payable, accrued
  expenses and other
  liabilities.......................                   3,118              --          (2,574)(5)      3,829
Minority interest...................                      --              --              --          2,385
                                                    --------         -------        --------       --------
                                                      42,451          20,699          (2,574)       137,808
                                                    --------         -------        --------       --------
SHAREHOLDERS' EQUITY
Shares of beneficial
  interest..........................                   4,008              --          (4,008)(3)      7,009
                                                                                       2,159 (3)
Additional paid-in-capital..........                  69,625              --         (69,625)(3)    126,875
                                                                                      45,504 (3)
Undistributed earnings
  (deficit).........................                 (29,671)             --          29,671 (3)      9,786
Unrealized gain (loss) on                                                                129 (5)
  securities........................                      --              --            (617)(3)         --

Treasury stock......................                  (4,896)             --           4,896 (3)         --
                                                    --------         -------        --------       --------
                                                      39,066              --           8,109        143,670
                                                    --------         -------        --------       --------
                                                    $ 81,517        $ 20,699       $   5,535       $281,478
                                                    ========         =======        ========       ========
Book value per share................                $  10.90                                       $  20.50
                                                    ========                                       ========
Shares outstanding
 (In thousands).....................                   3,584                                          7,009
                                                    ========                                       ========

                              EASTGROUP PROPERTIES

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                            AS OF DECEMBER 31, 1995

     1. EastGroup issues 618,490 shares to all LNH REIT shareholders (except for EastGroup) in exchange for all LNH REIT shares outstanding. The 515,200 LNH REIT shares owned by EastGroup (representing 23.42% of the total shares outstanding) are retired. The merger with LNH REIT is accounted for under the purchase method of accounting.

        LNH REIT shares outstanding...................................      2,200,000
        Less LNH REIT shares owned by EastGroup.......................       (515,200)
                                                                          -----------
                                                                            1,684,800
        Exchange ratio ($8.10/$22.0625)...............................          .3671
                                                                          -----------
        New EastGroup shares issued...................................        618,490
        Market value per EastGroup share..............................    $   22.0625
                                                                          -----------
                                                                          $13,645,000
        EastGroup's investment in LNH at December 31, 1995............      3,976,000
        Eliminate unrealized gain -- investment in LNH................        (50,000)
                                                                          -----------
        EastGroup's cost of LNH REIT's net assets.....................    $17,571,000
                                                                          ===========

     The difference between LNH's book value and EastGroup's cost is allocated to LNH's noncurrent assets (real estate and joint venture) based upon relative fair values.

        Cost..........................................................    $17,571,000
        Book value....................................................     23,449,000
                                                                          ------------
        Difference....................................................    $(5,878,000)
                                                                          ============

     Difference is allocated as follows:

        Real estate...................................................    $(3,728,000)
        Joint venture.................................................     (2,150,000)
                                                                          -----------
                                                                          $(5,878,000)
                                                                           ==========

     Fair values used in the allocation are as follows:

        Real estate, including minority interest......................    $11,096,000
        Joint venture.................................................      6,400,000
                                                                          -----------
                                                                          $17,496,000
                                                                           ==========

     2. Eliminate LNH's management fee payable to EastGroup against EastGroup's management fee receivable.

     3. EastGroup issues 2,159,154 shares to all Copley stockholders (except for EastGroup) in exchange for all Copley shares outstanding. The 529,000 Copley shares owned by EastGroup (representing 14.76% of the total shares outstanding) are retired. The merger with Copley is accounted for under the purchase method of accounting.

                              EASTGROUP PROPERTIES

        Copley shares outstanding, net of treasury stock................    3,584,350
        Less Copley shares owned by EastGroup...........................     (529,000)
                                                                          -----------
                                                                            3,055,350
        Exchange ratio ($15.60/$22.075).................................       .70668
                                                                          -----------
        New EastGroup shares issued.....................................    2,159,154
        Market value per EastGroup share................................  $    22.075
                                                                          -----------
                                                                          $47,663,000
        EastGroup's investment in Copley at December 31, 1995...........    6,811,000
        Eliminate unrealized gain -- investment in Copley...............     (617,000)
                                                                          -----------
        EastGroup's cost of Copley's net assets.........................  $53,857,000
                                                                          ===========

     The difference between Copley's book value and EastGroup's cost is allocated to Copley's noncurrent assets (real estate) based upon relative fair values.

        Cost............................................................  $53,857,000
        Book value......................................................   39,066,000
                                                                          -----------
        Difference......................................................  $14,791,000
                                                                          ===========

     4. Copley's exchanges:

                                                                 PRO FORMA ADJUSTMENTS
                                       -------------------------------------------------------------------------
                                                         INVESTMENTS IN
                                         REAL ESTATE     TENANCIES-IN-    CASH AND CASH   OTHER      MORTGAGE
                                       PROPERTIES, NET       COMMON        EQUIVALENTS    ASSETS   NOTES PAYABLE
                                       ---------------   --------------   -------------   ------   -------------
Columbia Place(A)....................      $11,684           (1,650)             50         180        10,264
Metro Business Park & East
  Dominguez(A).......................       11,234             (661)           (138)         --        10,435
                                           -------          -------           -----         ---        ------
          Total......................      $22,918           (2,311)            (88)        180        20,699
                                           =======          =======           =====         ===        ======

- ---------------
(A) In February 1996, Copley effected two exchange transactions. In the first exchange transaction, Copley exchanged its tenancy-in-common interest in 270 Technology Park to obtain 100% ownership of Columbia Place, subject to a mortgage note payable of $10,264,000. In addition, Copley received $230,000 of monetary consideration. In the second exchange transaction, Copley exchanged its tenancy-in-common interest in West Side Business Park, Central Distribution Center, Carson Industrial Center and the three El Presidio buildings (comprising a portion of the Dominguez Properties) to obtain 100% ownership of Metro Business Park and the remaining building in the Dominguez Properties tenancy-in-common, subject to mortgage notes payable of $10,435,000. In addition, Copley was required to make a $138,000 cash payment. These transactions were accounted for at the book value of the assets exchanged.

     For purposes of determining pro forma adjustments, it was assumed that the exchange transaction occurred at December 31, 1995. As a result, all investments in tenancies-in-common have been eliminated from the pro forma balance sheet and the real estate properties which are eventually 100% owned by Copley have been reflected as such, with associated debt separately stated.

     5. Upon the Merger, Copley Advisors has agreed (i) to the termination of the Advisory Agreement in consideration of the payment of 95% of the amount of the unpaid incentive advisory fees and (ii) to relinquish its rights to and interest in the Class A Share for one dollar ($1.00). These transactions have been reflected on the pro forma balance sheet. The impact of the forgiveness of the five percent of the unpaid incentive management fees is also reflected therein. Funds for the payment of the accrued advisory fees is assumed to be provided by the liquidation of short-term investments.

                              EASTGROUP PROPERTIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 sets forth the effect of EastGroup's merger with LNH REIT and Copley as if these transactions had been consummated on January 1, 1995. The pro forma consolidated statement of operations has been prepared by management of EastGroup based upon historical statements of operations of EastGroup, LNH REIT and Copley. The pro forma statement of operations may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. The pro forma statement of operations should be read in conjunction with their notes and the other financial statements and notes to the financial statements of EastGroup and LNH REIT incorporated by reference herein and Copley enclosed herein.

                                       EASTGROUP          LNH
                                      DECEMBER 31,    DECEMBER 31,      MERGER         PRO FORMA
                                          1995            1995         PRO FORMA     CONSOLIDATED
                                      (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS    BEFORE COPLEY
                                      ------------    ------------    -----------    -------------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES
  Income from real estate
    operations.....................   $ 28,386          $1,451          $    --        $29,837
  Share of real estate
    investment operations..........         --              --               --             --
  Land rents.......................        217              --               --            217
  Equity in earnings
    of real estate
    investment trust...............        203              --             (203)(2)         --
  Interest:
    Mortgage loans.................      1,036             889               --          1,925
    Other..........................         --              52               --             52
  Other............................        422              87             (146)(3)        363
                                      --------         -------         --------       --------
                                        30,264           2,479             (349)        32,394
                                      --------         -------         --------       --------
EXPENSES
  Management fees..................         --             294             (294)(4)         --
  Operating expenses from
    real estate operations.........     11,575             521               --         12,096
  Interest expense.................      6,287              --               67(5)       6,354
  Depreciation and
    amortization...................      5,613             369               --          5,982
  Minority interest in joint
    ventures.......................        220              98               --            318
  Provision for losses.............         --             189               --            189
  General and administrative
    expenses.......................      2,180             499              125(6)       2,804
  Write-off of deferred
    financing costs................         --              --               --             --
                                      --------         -------         --------       --------
                                        25,875           1,970             (102)        27,743
                                      --------         -------         --------       --------
    Income before gain on
      investments..................      4,389             509             (247)         4,651
                                      --------         -------         --------       --------
GAIN ON
  INVESTMENTS
  Real estate and mortgage
    loans..........................      3,322             535           (3,857)(1)         --
                                      --------         -------         --------       --------
NET INCOME.........................   $  7,711         $ 1,044         $ (4,104)      $  4,651
                                      ========         =======         ========       ========
Net income per share...............   $   1.82         $   .47                        $    .96
                                      ========         =======                        ========
WEIGHTED AVERAGE
  SHARES
  OUTSTANDING(7)...................      4,226           2,200                           4,844
                                      ========         =======                        ========


Caption>
                                         COPLEY         COPLEY'S
                                      DECEMBER 31,    ACQUISITIONS/     MERGER
                                          1995        DISPOSITIONS/    PRO FORMA      PRO FORMA
                                      (HISTORICAL)     EXCHANGES      ADJUSTMENTS    CONSOLIDATED
                                      ------------    ------------    -----------    ------------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES
  Income from real estate
    operations.....................   $ 12,679        $  2,566 (8)    $    --        $ 45,082
  Share of real estate
    investment operations..........        748            (748)(8)         --              --
  Land rents.......................         --              --             --             217
  Equity in earnings
    of real estate
    investment trust...............         --              --             --              --
  Interest:
    Mortgage loans.................         39              --             --           1,964
    Other..........................         --              --             --              52
  Other............................         --              --           (254)(9)         109
                                      --------         -------       --------        --------
                                        13,466           1,818           (254)         47,424
                                      --------         -------       --------        --------

EXPENSES
  Management fees..................        452              --             --             452
  Operating expenses from
    real estate operations.........      3,030              51 (8)                     15,177
  Interest expense.................      4,533           1,204 (8)         40(10)      12,131
  Depreciation and
    amortization...................      3,736             488 (8)        240(11)      10,446
  Minority interest in joint
    ventures.......................        119              --             --             437
  Provision for losses.............         --              --             --             189
  General and administrative
    expenses.......................      1,270              --             --           4,074
  Write-off of deferred
    financing costs................        501              --             --             501
                                      --------         -------       --------        --------
                                        13,641           1,743            280          43,407
                                      --------         -------       --------        --------
    Income before gain on
      investments..................       (175)             75           (534)          4,017
                                      --------         -------       --------        --------
GAIN ON
  INVESTMENTS
  Real estate and mortgage
    loans..........................      2,564          (2,564)(8)         --              --
                                      --------         -------       --------        --------
NET INCOME.........................   $  2,389        $ (2,489)       $  (534)       $  4,017
                                      ========         =======       ========        ========
Net income per share...............   $   0.67                                       $    .57
                                      ========                                       ========
WEIGHTED AVERAGE
  SHARES
  OUTSTANDING(7)...................      3,584                                          7,003
                                      ========                                       ========

                              EASTGROUP PROPERTIES

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

     (1) EastGroup and LNH dispositions have been accounted for as follows:

          The operating revenues and expenses associated with EastGroup's acquisitions and dispositions in 1995 are immaterial. Gain on dispositions of $3,322,000 in 1995 has been removed in determining pro forma net income.

          The operating revenues and expenses associated with the LNH acquisitions and dispositions in 1995 are immaterial. Gain on dispositions of $535,000 in 1995 has been removed in determining pro forma net income.

     (2) Eliminate equity in earnings of LNH REIT, Inc.

     (3) Eliminate equity in earnings of EastGroup Managers, Inc.

     (4) Eliminate LNH management fee expense to LNH REIT Managers.

     (5) Increase interest expense for borrowings to purchase LNH Shares from the Walker Interests. The borrowings to purchase these shares was $3,070,000 at an average rate of 8.5% for one quarter in 1995.

     (6) Eliminate management fee income received from LNH REIT Managers.

     (7) Weighted average EastGroup Shares outstanding were computed as follows:

                                                                          YEAR ENDED
                                                                       DECEMBER 31, 1995
                                                                       -----------------
                                                                        (IN THOUSANDS)
             Historical weighted average EastGroup Shares
               outstanding...........................................        4,226
             EastGroup Shares issued in merger with LNH REIT.........          618
                                                                             -----
             Pro forma weighted average EastGroup Shares outstanding
               before Copley.........................................        4,844
             EastGroup Shares issued in merger with Copley...........        2,159
                                                                             -----
             Pro Forma weighted average EastGroup Shares
               outstanding...........................................        7,003
                                                                             =====

                              EASTGROUP PROPERTIES

     (8) Copley's acquisitions/dispositions/exchanges:

                   SALE, PURCHASE           INCOME                                           SHARE OF
                     OR EXCHANGE           FROM REAL     R.E.                                  R.E.
             ---------------------------    ESTATE     OPERATING   DEPRECIATION   INTEREST  INVESTMENT   GAIN (LOSS) ON
 PROPERTY    DESCRIPTION         DATE      OPERATIONS   EXPENSE      EXPENSE      EXPENSE   OPERATIONS    INVESTMENTS      TOTAL
- -----------  -----------       ---------   ---------   ---------   ------------   -------   ----------   --------------   -------
                                                               AMOUNTS (000'S)
Peachtree
 Corners
 Dist
 Center....         Sale       Nov. 1995    $(1,134)     $ 312        $  396      $  198      $   --        $ (1,806)     $(2,034)
University
 Business
 Center....             (A)                     (64)        --            --          57          --              --           (7)
Park North
 Business
 Center....         Sale       June 1995       (806)       229           411         251          --            (758)        (673)
Kingsview
 Industrial
 Center....     Purchase       July 1995        231         --           (45)         --          --              --          186
Columbia
 Place.....     Exchange(B)    Feb. 1996      1,838        (32)         (237)       (921 )      (599)             --           49
Metro
 Business
 Park......     Exchange(B)    Feb. 1996      1,391       (366)         (658)       (500 )        47              --          (86)
Dominiguez
Properties...    Exchange(B)   Feb. 1996      1,110       (194)         (355)       (474 )      (155)             --          (68)
270
 Technology
 Park......     Exchange(B)    Feb. 1996         --         --            --          --        (111)             --         (111)
West Side
 Business
 Park......     Exchange(B)    Feb. 1996         --         --            --          --         106              --          106
Central
Distribution
 Center....     Exchange(B)    Feb. 1996         --         --            --          --          (3)             --           (3)
Carson
 Industrial
 Center....     Exchange(B)    Feb. 1996         --         --            --          --         (33)             --          (33)
Line of
 Credit....             (A)       --             --         --            --         185          --              --          185
                                            -------      -----         -----       -----       -----         -------      -------
   Total...                                 $ 2,566      $ (51)       $ (488)     $(1,204)    $ (748)       $ (2,564)     $(2,489)
                                            =======      =====         =====       =====       =====         =======      =======

- ---------------
(A) For purposes of determining pro forma adjustments, it was assumed that the principal due under certain debt agreements was repaid with available cash and net proceeds available from dispositions which were assumed to occur on January 1, 1995. Principal on notes payable at University Business Center was assumed to be repaid on January 1, 1995. As the $3.5 million pay down on the University Business Center note actually occurred in February 1995, the pro forma adjustment reduces the interest expense by the interest accrued for that portion of the note ($57,000 in 1995). As discussed above, on a pro forma basis, Copley had sufficient cash available throughout the pro forma period to mitigate any need to draw on the line of credit. In addition, the line of credit balance was substantially repaid from the proceeds received as a result of the sale of the Park North Business Center. Therefore, the pro forma adjustments eliminate the effect of interest charges incurred related to amounts drawn under the line of credit during the pro forma period.

(B) As discussed in footnote 4(A) to the pro forma balance sheet, in February 1996 Copley effected two exchange transactions swapping tenancy-in-common interests to gain 100% ownership of certain wholly owned properties. For purposes of the pro forma statement of operations, share of real estate investment operations for all investments involved in the exchange has been eliminated and the separate components of income from operations for the 100% owned real estate properties have been reflected for the pro forma periods.

     (9) Eliminate dividend income from Copley's shares.

     (10) Increase interest expense for borrowings to purchase Copley shares. The borrowings to purchase these shares were $1,992,000 for six months and $4,201,000 for three months of 1995 at an average rate 8.42%.

     (11) Depreciation on step up in basis from allocation of the purchase price over an estimated life of forty years.

                              EASTGROUP PROPERTIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

     The following unaudited pro forma consolidated statement of operations for the three months ended March 31, 1996 sets forth the effect of EastGroup's merger with LNH REIT and Copley as if these transactions had been consummated on January 1, 1995. The pro forma consolidated statement of operations has been prepared by management of EastGroup based upon historical statements of operations of EastGroup, LNH REIT and Copley. The pro forma statement of operations may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. The pro forma statement of operations should be read in conjunction with their notes and the other financial statements and notes to the financial statements of EastGroup and LNH REIT incorporated by reference herein and Copley enclosed herein.

                                     EASTGROUP         LNH
                                     MARCH 31,       MARCH 31,        MERGER        PRO FORMA
                                       1996            1996         PRO FORMA     CONSOLIDATED
                                   (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS    BEFORE COPLEY
                                   ------------    ------------    -----------    -------------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES
 Income from real estate
   operations...............         $  6,853         $  364         $    --         $ 7,217
 Share of real estate
   investment operations....               --             --              --              --
 Land rents.................               52             --              --              52
 Equity in earnings
   of real estate
   investment trust.........               40             --             (40)(2)          --
 Interest:
   Mortgage loans...........              246            170             --              416
   Other....................               --             11             --               11
 Other......................              221            133             (36)(3)         318
                                     --------        -------        --------        --------
                                        7,412            678             (76)          8,014
                                     --------        -------        --------        --------
EXPENSES
 Management fees............               --             71             (71)(4)          --
 Operating expenses from
   real estate operations...            2,741            136              --           2,877
 Interest expense...........            1,527             --              --           1,527
 Depreciation and
   amortization.............            1,424             95              --           1,519
 Minority interest in joint
   ventures.................               32             22              --              54
 General and administrative
   expenses.................              512             62              31 (5)         605
                                     --------        -------        --------        --------
                                        6,236            386             (40)          6,582
                                     --------        -------        --------        --------
   Income before gain on
     investments............            1,176            292             (36)          1,432
                                     --------        -------        --------        --------
GAIN ON
 INVESTMENTS
 Real estate and mortgage
   loans....................            1,353             78          (1,431)(1)          --
                                     --------        -------        --------        --------
NET INCOME..................         $  2,529         $  370         $(1,467)        $ 1,432
                                     ========        =======        ========        ========
Net income per share........         $    .60         $  .17                         $   .30
                                     ========        =======                        ========
WEIGHTED AVERAGE
 SHARES
 OUTSTANDING(6).............            4,235          2,200                           4,853
                                     ========        =======                        ========


                                      COPLEY         COPLEY'S
                                     MARCH 31,     ACQUISITIONS/     MERGER
                                       1996        DISPOSITIONS/    PRO FORMA      PRO FORMA
                                   (HISTORICAL)      EXCHANGES     ADJUSTMENTS    CONSOLIDATED
                                   ------------    ------------    -----------    ------------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES
 Income from real Estate
   operations...............         $  3,485        $    514 (7)    $    --        $ 11,216
 Share of real estate
   investment operations....               39             (39)(7)         --              --
 Land rents.................               --              --             --              52
 Equity in earnings
   of real estate
   investment trust.........               --              --             --              --
 Interest:
   Mortgage loans...........               50              --             --             466
   Other....................               --              --             --              11
 Other......................               --              --           (143)(8)         175
                                     --------         -------       --------        --------
                                        3,574             475           (143)         11,920
                                     --------         -------       --------        --------
EXPENSES
 Management fees............              115              --             --             115
 Operating expenses from
   real estate operations...              668              86 (7)                      3,631
 Interest expense...........            1,259             231 (7)         --           3,017
 Depreciation and
   amortization.............              880             144 (7)         60 (9)       2,603
 Minority interest in joint
   ventures.................               33              --             --              87
 General and administrative
   expenses.................              347              --             --             952
                                     --------         -------       --------        --------
                                        3,302             461             60          10,405
                                     --------         -------       --------        --------
   Income before gain on
     investments............              272              14           (203)          1,515
                                     --------         -------       --------        --------
GAIN ON
 INVESTMENTS
 Real estate and mortgage
   loans....................               30             (30)(7)         --              --
                                     --------         -------       --------        --------
NET INCOME..................         $    302        $    (16)       $  (203)       $  1,515
                                     ========         =======       ========        ========
Net income per share........         $    .08                                       $    .22
                                     ========                                       ========
WEIGHTED AVERAGE
 SHARES
 OUTSTANDING(6).............            3,584                                          7,012
                                     ========                                       ========

                              EASTGROUP PROPERTIES

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

     (1) EastGroup and LNH dispositions have been accounted for as follows:

          The operating revenues and expenses associated with EastGroup's acquisitions and dispositions in 1996 are immaterial. Gain on dispositions of $1,353,000 in 1996 has been removed in determining pro forma net income.

          The operating revenues and expenses associated with the LNH acquisitions and dispositions in 1995 are immaterial. Gain on dispositions of $78,000 in 1996 has been removed in determining pro forma net income.

     (2) Eliminate equity in earnings of LNH REIT, Inc.

     (3) Eliminate equity in earnings of EastGroup Managers, Inc.

     (4) Eliminate LNH management fee expense to LNH REIT Managers.

     (5) Eliminate management fee income received from LNH REIT Managers.

     (6) Weighted average EastGroup Shares outstanding were computed as follows:

                                                                      THREE MONTHS ENDED
                                                                        MARCH 31, 1996
                                                                      ------------------
                                                                        (IN THOUSANDS)
             Historical weighted average EastGroup Shares
               outstanding...........................................        4,235
             EastGroup Shares issued in merger with LNH REIT.........          618
                                                                             -----
             Pro forma weighted average EastGroup Shares outstanding
               before Copley.........................................        4,853
             EastGroup Shares issued in merger with Copley...........        2,159
                                                                             -----
             Pro Forma weighted average EastGroup Shares
               outstanding...........................................        7,012
                                                                             =====

                              EASTGROUP PROPERTIES

     (7) Copley's acquisitions/dispositions/exchanges:

                                          SALE, PURCHASE           INCOME
                                            OR EXCHANGE           FROM REAL     R.E.
                                    ---------------------------    ESTATE     OPERATING   DEPRECIATION   INTEREST
 PROPERTY                           DESCRIPTION         DATE      OPERATIONS   EXPENSE      EXPENSE      EXPENSE
- -----------                         -----------       ---------   ---------   ---------   ------------   --------
                                                                                  AMOUNTS (000'S)
Columbia Place.................     Exchange(A)      Feb. 1996       153         (9)          (23)         (76)
Metro Business Park............     Exchange(A)      Feb. 1996        98        (21)          (40)         (40)
Dominiguez Properties..........     Exchange(A)      Feb. 1996       168        (23)          (56)         (75)
270 Technology Park............     Exchange(A)      Feb. 1996        --         --            --           --
West Side Business Park........     Exchange(A)      Feb. 1996         7         (6)           (7)          (7)
Central Distribution Center....     Exchange(A)      Feb. 1996        44        (13)           (9)         (17)
Carson Industrial Center.......     Exchange(A)      Feb. 1996        44        (14)           (9)         (16)
                                                                 -------      -----        ------       ------
   Total.......................                                  $   514      $ (86)       $ (144)      $ (231)
                                                                 =======      =====        ======       ======

                                     SHARE OF
                                       R.E.
                                    INVESTMENT   GAIN (LOSS) ON
 PROPERTY                           OPERATIONS    INVESTMENTS      TOTAL
- -----------                         ----------   --------------   -------
                                                AMOUNTS (000'S)
Columbia Place.................         (35)           (30)         (20)
Metro Business Park............           2             --           (1)
Dominiguez Properties..........          (9)            --            5
270 Technology Park............           1             --            1
West Side Business Park........           8             --           (5)
Central Distribution Center....          (3)            --            2
Carson Industrial Center.......          (3)            --            2
                                     ------        -------      -------
   Total.......................      $  (39)       $   (30)     $   (16)
                                     ======        =======      =======

- ---------------
(A) In February 1996 Copley effected two exchange transactions swapping tenancy-in-common interests to gain 100% ownership of certain wholly owned properties. For purposes of the pro forma statement of operations, share of real estate investment operations for all investments involved in the exchange has been eliminated and the separate components of income from operations for the 100% owned real estate properties have been reflected for the pro forma periods.

    (8)  Eliminate dividend income from Copley's shares.

    (9) Depreciation on step up in basis from allocation of the purchase price over an estimated life of forty years.